Exhibit 23.5

Consent of Ernst & Young LLP, Independent Auditors


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 1994, relating to the combined financial statements of Maryland Medical Laboratory, Inc. and affiliates (not presented separately herein) in Amendment No. 3 to the Registration Statement on Form S-1 and related Prospectus of Corning Clinical Laboratories Inc. dated December 11, 1996.

/s/ Ernst & Young LLP
Ernst & Young LLP
Baltimore, Maryland
December 6, 1996


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